                                                                  Exhibit 10.5


                                CREDIT AGREEMENT

     CREDIT AGREEMENT (as hereafter amended, from time to time, the "Credit Agreement") dated as of February 25, 1994, amending and restating the Credit Agreement dated as of February 25, 1994, as amended to date (such credit agreement, as so amended to date, the "Original Credit Agreement"), by and among DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Company"), SOCIETY NATIONAL BANK, a national banking association organized under the laws of the United States of America, and the banks and other financial institutions listed on Schedule I attached hereto and made a part hereof (Society National Bank and such banks hereinafter sometimes collectively called the "Banks" and individually "Bank") and SOCIETY NATIONAL BANK, successor agent for the Banks under the Original Credit Agreement, as agent (Society National Bank in such capacity, the "Agent").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company, the Designated Subsidiaries, the Banks, and the Agent entered into the Original Credit Agreement pursuant to which the Banks agreed severally to extend credit to the Company in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, the proceeds of which were, and are, to be used for the purposes therein and hereinafter set forth;

     WHEREAS, of the $30,000,000 of aggregate extensions of credit to be made available to the Company under the Original Credit Agreement and hereunder, up to $15,000,000 of such extensions of credit shall be available under the L/C Commitments (as hereinafter defined); and

     WHEREAS, the Company has requested the Banks to amend the Original Credit Agreement to amend certain provisions thereof and to amend and restate the entire agreement to, among other things, facilitate the Company's issuance of $13,500,000 in senior subordinated notes;

     WHEREAS, the Banks are willing to amend and restate the Original Credit Agreement and to continue to extend the credit provided thereunder upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     Section 1.  GENERAL PROVISIONS.

     1.1  Defined Terms.  Certain terms used in this Agreement are defined in
          -------------
the Recitals hereto. In addition, as used in this Agreement, the following terms shall have the following meanings:

     "Affiliate":  of a Person (the "Primary Person"), (a) any other Person
      ---------
(other than, with respect to the Company only, a Subsidiary and other than, with respect to a Subsidiary of the Company only, the Company) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Primary Person or (b) any Person who is a director or officer (i) of the Primary Person, (ii) of any Subsidiary of the Primary Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement":  this Credit Agreement, as amended, supplemented or otherwise
      ---------
modified from time to time.

     "Application":  an application in such form as the Issuing Bank may specify
      -----------
from time to time, requesting the Issuing Bank to issue a Letter of Credit.

     "Asset Disposition":  any sale, lease, sublease, transfer, issuance or
      -----------------
other disposition (or series of related sales, leases, subleases, transfers, issuances or dispositions) of shares of Capital Stock of the Company, any Subsidiary or FinOp (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company, any Subsidiary or FinOp, including any disposition by means of a merger, consolidation, or similar transaction; provided, however, that, for purposes of this definition, disposition shall not include (i) a disposition of inventory at not less than fair market value in the ordinary course of business,
(ii) a disposition of obsolete assets in the ordinary course of business, (iii) a sale or issuance of Capital Stock of the Company which is not exchangeable or convertible into any security other than Capital Stock of the Company that, by its terms or otherwise, is neither exchangeable or convertible into another security or required to be redeemed, or subject to redemption at the option of the holder, before March 15, 2005; (iv) the sales of individual assets in the ordinary course of business having a fair market value of less than, and for consideration less than, $5,000, (v) any disposition of assets of FinOp not constituting, together with any related dispositions by FinOp, a sale of all or substantially all of the assets of FinOp, and (vi) any disposition to a Designated Subsidiary.

     "Assignment and Acceptance":  an Assignment and Acceptance, substantially
      -------------------------
in the form of Exhibit A.

     "Available Commitment":  as to any Bank at any time, an amount equal to the
      --------------------
excess, if any, of the amount of such Bank's Commitment over the sum of (i) the aggregate principal amount of all Working Capital Loans made by such Bank then outstanding and (ii) the product of such Bank's L/C Commitment Percentage times the L/C Obligations then outstanding.

     "Available L/C Commitment":  as to any Bank at any time, an amount equal to
      ------------------------
the excess, if any, of the amount of such Bank's L/C Commitment over the product of such Bank's L/C Commitment Percentage times the L/C Obligations then outstanding.

     "Available Working Capital Loan Commitment":  as to any Bank at any time,
      -----------------------------------------
an amount equal to the excess, if any, of the amount of such Bank's Working Capital Loan Commitment over the aggregate principal amount of all Working Capital Loans made by such Bank then outstanding.

     "Borrowing Date":  any Business Day specified in a notice pursuant to
      --------------
subsection 2.4 as a date on which the Company requests the Banks to make Loans hereunder.

     "Business Day" a day other than a Saturday, Sunday or other day on which
      ------------
commercial banks in Cleveland, Ohio are authorized or required by law to close.

     "Capital Expenditures":  the amount as determined in accordance with GAAP.
      --------------------

     "Capital Stock":  any and all shares, interests, participations or other
      -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Collateral Account":  as defined in Section 8.3.
      -----------------------

     "Change of Control":  the occurrence of any of the following events:  (i)
      -----------------
any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than one or more Permitted Holders or any Person or Persons controlled by one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by the directors then still in office who either were directors at the beginning of such period or whose election or nomination for director was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended); provided that the foregoing shall not include the granting of Liens permitted by this Agreement; (iv) the Permitted Holders cease to control at least 10% of the total voting power of the Company; or (v) the Company consolidates with or merges into another corporation or any Person consolidates with or merges into the Company, in either event pursuant to a transaction in which either (A) the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation) or (B) the holders of a majority of the voting power of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, less than a majority of voting power of the Voting Stock of the surviving corporation immediately after such transaction; or (v) neither Gregory Landry nor Robert Stein shall any longer be a member of the Company's senior management.

     "Closing Date":  November 29, 1995.
      ------------

     "Code":  the Internal Revenue Code of 1986, as amended from time to time.
      ----

     "Collateral":  the collective reference to the Collateral, as such term is
      ----------
defined in each of the Company Security Agreement, the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Company Security Agreement Regarding Inventory and Other Collateral (executed and delivered by the Company to the Agent as of May 12, 1995) and each Security Agreement of Subsidiary Guarantor Regarding Inventory and Other Collateral (executed and delivered by the Subsidiaries to the Agent as of May 12, 1995), as such documents may from time to time be amended, modified or supplemented.

     "Commitment":  as to any Bank, the obligation of such Bank to extend credit
      ----------
to the Company hereunder in an aggregate principal amount (including an amount equal to such Bank's L/C Percentage times the aggregate stated amount of issued and outstanding Letters of Credit) at any one time outstanding not to exceed the amount set forth opposite such Bank's name in the Commitment Amount column on
Schedule I of this Agreement.  "Commitments" refers to the Working Capital Loan
                                -----------
Commitments and the L/C Commitments, collectively.

     "Commitment Percentage":  as to any Bank at any time, such Bank's
      ---------------------
percentage of the relevant commitment as set forth on Schedule I of this Agreement.

     "Commitment Period":  the period from and including February 25, 1994 to
      -----------------
but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

     "Commonly Controlled Entity":  an entity, whether incorporated or not,
      --------------------------
which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

     "Company Pledge Agreement":  the Pledge Agreement, substantially in the
      ------------------------
form of Exhibit B, made by the Company in favor of the Agent for the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

     "Company Security Agreement":  the Security Agreement, substantially in the
      --------------------------
form of Exhibit C, executed and delivered by the Company, as the same may be amended, supplemented or otherwise modifIed from time to time.

     "Compliance Certificate":   a certificate of a Responsible Officer which
      ----------------------
shall certify that, to the best of such Officer's knowledge, each of the Company and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate.

     "Consolidated EBIRT":  for any period, Consolidated Net Income for such
      ------------------
period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (a) income taxes for such period, (b) Consolidated Interest Expense for such period and (c) Consolidated Rent Expense for such period.

     "Consolidated EBIDA":  for any period, Consolidated Net Income for such
      ------------------
period plus the aggregate amounts deducted (in the cases of (d) and (e) below, whether or not so deducted) in determining such Consolidated Net Income in respect of (a) Consolidated Interest Expense, (b) depreciation expense, (c) the expense associated with amortization of intangible and other assets, (d) the proceeds from either the sale of assets or a Sale/Leaseback Transaction, as defined in subsection 7.12, (e) the net cash proceeds from the issuance of any equity security, and (f) that portion of the provision for income taxes, determined in accordance with GAAP, that has not been paid or received.

     "Consolidated EBITDA":  for any period, Consolidated Net Income for such
      -------------------
period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (a) income taxes, (b) Consolidated

Interest Expense, (c) depreciation expense and (d) the expense associated with amortization of intangible and other assets.

     "Consolidated Indebtedness":  at a particular date, all Indebtedness of the
      -------------------------
Company and its consolidated Subsidiaries which by its terms matures more than one year after the date of calculation, and any other Indebtedness of the Company and its consolidated Subsidiaries maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, including, in any event, the Loans, but excluding any Financing Leases entered into by the Company or its consolidated Subsidiaries after February 25, 1994.

     "Consolidated Interest Expense":  for any period, interest expense of the
      -----------------------------
Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any nonrecurring interest, and including the interest component of payments under Financing Leases.

     "Consolidated Net Income":   for any period, the consolidated net income
      -----------------------
(or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from the calculation thereof any extraordinary or unusual gains or losses, gains or losses from discontinuance of operations, gains or losses arising from the sale or disposition by the Company or any Subsidiary of any asset (including, without limitation, the issuance of any debt or equity securities but excluding the sale or disposition of any Franchise Asset or any inventory of the Company or of any Subsidiary) and other non-recurring gains or losses during such period.

     "Consolidated Net Worth":  at a particular date, all amounts which would be
      ----------------------
included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

     "Consolidated Rent Expense":  for any period, the aggregate rental
      -------------------------
obligations of the Company and its Subsidiaries determined on a consolidated basis payable in respect of such period under leases of real and/or personal property (net of principal receipts from subleases thereof, and excluding taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), regardless of whether such obligations are reflected as liabilities or commitments on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto; provided, that with respect to Financing Leases, the rental obligations referred to herein shall be limited to the principal portion of the payments in respect of such obligations.

     "Contractual Obligation":  as to any Person, any provision of any security
      ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Default":  any of the events specified in Section 8, regardless of whether
      -------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Default Rate":  at any time, the per annum rate of interest equal to the
      ------------
sum of the Prime Rate, from time to time in effect, and 3.00%.

     "Designated Subsidiary":  a Subsidiary listed on Part A of Schedule VI.
      ---------------------

     "DM Associates":  DM Associates Limited Partnership, a Connecticut limited
      -------------
partnership.

     "DM Associates Note":  that certain promissory note from DM Associates in
      ------------------
the original principal amount of $7,100,000, originally payable to the Connecticut Development Authority, and due on July 31, 1997, a copy of which is attached hereto as Exhibit D hereto.

     "Dollars" and "$":  dollars in lawful currency of the United States of
      -------       -
America.

     "Environmental Laws":  any and all Federal, state, local or municipal laws,
      ------------------
rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

     "ERISA":  The Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "Event of Default":  any of the events specified in Section 8; provided
      ----------------
that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Extension":  as defined in subsection 2.12.
      ---------

     "Federal Funds Effective Rate":  at any time and with respect to any Bank,
      ----------------------------
shall mean the rate of interest charged to such Bank in the interbank market at such time for excess reserve balances.

     "Financing Lease":  any lease of property, real or personal, the
      ---------------
obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "FinOp":  Financial Opportunities, Inc., a Kentucky corporation that is a
      -----
Subsidiary and a small business investment company licensed by the SBA.

     "FQED":  the end date of any fiscal quarter in any fiscal year of the
      ----
Company.

     "Franchise Assets":  all real and personal property of the Company or of
      ----------------
any Subsidiary sold or otherwise transferred to any franchisee of the Company or such Subsidiary pursuant to the Company's ongoing franchise program, in the ordinary course of such program and pursuant to customary documentation of the Company or such Subsidiary for such purpose.

     "Franchisee Guarantees":   Guarantee Obligations of the Company or of any
      ---------------------
Subsidiary guaranteeing Indebtedness of a franchisee of the Company with respect to the Company's ongoing franchise program, which Guarantee Obligations are reflected on the consolidated financial statements of the Company and its consolidated Subsidiaries or in the notes thereto.

     "FYED":  the end date of the Company's fiscal year designated with such
      ----
term, being the Saturday closest to January 31 in the calendar year designated with such term; thus FYED 1995 shall mean the Saturday closest to January 31, 1995, which shall be the date on which the Company's 1995 fiscal year shall end.

     "GAAP":  generally accepted accounting principles in the United States of
      ----
America in effect from time to time.

     "Governmental Authority":  any nation or government, any state or other
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee Obligation":  as to any Person (the "guaranteeing person"), any
      --------------------
obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether contingent or not, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds

(A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

     "Hazardous Materials":  any hazardous materials, hazardous wastes,
      -------------------
hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

     "Indebtedness":  of any Person at any date, (a) all indebtedness of such
      ------------
Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Indenture":  the Amended and Restated Indenture, dated as of November 29,
      ---------
1995, among the Company, certain of its Subsidiaries, as guarantors, and First Bank National Association (as successor to Society National Bank) as trustee, amending and restating the indenture pursuant to which the Company has issued its 10.25% Senior Subordinated Notes due 2004 in the aggregate original principal amount of $75,000,000, and providing for issuance by the Company of its 10.25% Senior Subordinated Notes, Series B, due 2004 in the aggregate original principal amount of $13,500,000--as such Indenture may, with the prior written consent of the Banks, be amended, supplemented or otherwise modified from time to time.

     "Insolvency":  with respect to any Multiemployer Plan, the condition that
      ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent":  pertaining to a condition of Insolvency.
      ---------

     "Interest Payment Date":  the last day of each March, June, September and
      ---------------------
December to occur while such Loan is outstanding.

     "Interest Rate Agreement":  any interest rate swap agreement, interest rate
      -----------------------
collar agreement, currency exchange agreement, or other similar agreement or arrangement entered into by the Company, in order to hedge or minimize risk with respect to the fluctuation of interest rates, with (i) either of the initial Banks parties hereto or (ii) a financial institution with a minimum long-term indebtedness rating of at least A- by Standard & Poor's Corporation and at least A3 by Moody's Investors Service, Inc.

     "Issuing Bank":  Society National Bank, in its capacity as issuer of any
      ------------
Letter of Credit.

     "L/C Commitment":  as to any Bank, the obligation of such Bank to
      --------------
participate in the issuance of Letters of Credit hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name in the L/C Commitment Amount column on Schedule I of this Agreement.

     "L/C Commitment Percentage":  as to any Bank at any time, the percentage
      -------------------------
set forth opposite such Bank's name in the L/C Commitment Percentage column on
Schedule I of this Agreement.

     "L/C Fee":  as defined in subsection 3.3(a).
      -------

     "L/C Obligations":  at any time, an amount equal to the sum of (a) the
      ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

     "L/C Participants":  the collective reference to all the Banks other than
      ----------------
the Issuing Bank.

     "Letters of Credit":  as defined in subsection 3.1(a).
      -----------------

     "Letter of Credit Rate":  for each Letter of Credit, at any time, a rate
      ---------------------
per annum equal to 2.50%.

     "Lien":  any mortgage, pledge, hypothecation, assignment, security
      ----
interest, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan":   any loan, advance or other disbursement by Agent or by any or all
      ----
of the Banks to or for the account of the Company under the Commitments (including without limitation, amounts paid in respect of any draft under any Letter of Credit) or in respect of any amounts due and not paid by the Company in accordance with subsection 10.5.

     "Loan Documents":  this Agreement, the Notes, the Applications, the
      --------------
Subsidiary Guarantee, the Pledge Agreements and the Company Security Agreement, together with any and all other instruments, documents and agreements executed and delivered by the Company or the Designated Subsidiaries from time to time in connection with the Indebtedness evidenced by this Agreement and the Notes, as the same may hereafter be amended, restated or modified, from time to time.

     "Material Adverse Effect":  a material adverse effect on (a) the business,
      -----------------------
operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Designated Subsidiary to perform its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

     "Multiemployer Plan":  a Plan which is a multiemployer plan as defined in
      ------------------
Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds":  (a) when used in respect of any sale or other
      -----------------
disposition of assets that is not an issuance of debt securities by the Company or by any Subsidiary, the gross proceeds received by the Company or such Subsidiary from such sale or disposition less (i) all reasonable legal, title, recording and transfer tax expenses, commissions and other customary fees and expenses incurred, and all other federal, state and local taxes assessed, in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Indebtedness (other than the Loans and the Reimbursement Obligations) which is secured by the asset sold or otherwise disposed of and which is required to be repaid in connection with such sale or other disposition of assets and (iii) amounts to be provided by the Company or such Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with any such sale or other disposition of assets and retained by such Person after such sale or other disposition of assets, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such sale or other disposition of assets; and (b) when used in respect of the issuance of any debt securities by the Company or any Subsidiary, the gross proceeds received by the Company or such Subsidiary from such issuance less all legal expenses, commissions and other fees and expenses incurred and all federal, state and local taxes assessed in connection therewith.

     "Notes":  the collective reference to the Working Capital Loan Notes.
      -----

     "Participants":  as defined in subsection 10.6(b).
      ------------

     "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to
      ----
Subtitle A of Title IV of ERISA.

     "Permitted Holder":  DM Associates, Gregory Landry or Robert Stein and
      ----------------
their respective Related Parties.  "Permitted Holders" refers to such Persons,
                                    -----------------
collectively.

     "Person":  an individual, partnership, corporation, business trust, joint
      ------
stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan":  at a particular time, any employee benefit plan which is covered
      ----
by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreements":  the Company Pledge Agreement and the Subsidiary
      -----------------
Pledge Agreement.

     "POS Program Expenses":  those expenses incurred in connection with the
      --------------------
acquisition or installation by the Company or any Subsidiary of cash registers, personal computers and other inventory management equipment, and any licenses of intellectual property in connection therewith.

     "Prime Rate":  the interest rate established from time to time by the Agent
      ----------
as Agent's "prime", "base" or "reference" rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest rate charged by the Agent for commercial or other extensions of credit. Any change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate.

     "Purchasing Banks":  as defined in subsection 10.6(c).
      ----------------

     "Register":  as defined in subsection 10.6(d).
      --------

     "Regulation U":  Regulation U of the Board of Governors of the Federal
      ------------
Reserve System.

     "Reimbursement Obligation":  the obligation of the Company to reimburse the
      ------------------------
Issuing Bank pursuant to subsection 3.4 for amounts drawn under Letters of Credit.

     "Reimbursing Bank":  as defined in subsection 2.11(a).
      ----------------

     "Related Party":  with respect to each Permitted Holder, (a) any spouse or
      -------------
immediate family member of such Permitted Holder or (b) any trust, corporation, partnership or other entity, all of the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a).

     "Reorganization":  with respect to any Multiemployer Plan, the condition
      --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event":  any of the events set forth in Section 4043(b) of
      ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14,.16, .18, .19 or .20 of PBGC Reg. (S) 2615.

     "Required Banks":  at any time, any Bank or group of Banks having more than
      --------------
50%, collectively, of the Commitment Percentages.

     "Requirement of Law":  as to any Person, the Certificate of Incorporation
      ------------------
and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer":  the chief executive officer or the president or
      -------------------
other executive officer of the Company or, with respect to financial matters, the chief financial officer or other executive officer of the Company.

     "Sale/Leaseback Transaction":  as defined in subsection 7.12.
      --------------------------

     "SBA":  the United States Small Business Administration or any regulatory
      ---
body succeeding to all or any of the functions thereof.

     "Security Documents":  the Pledge Agreements, the Company Security
      ------------------
Agreement, the Company Security Agreement Regarding Inventory and Other Collateral (executed and delivered by the Company to the Agent as of May 12, 1995) and each Security Agreement of Subsidiary Guarantor

Regarding Inventory and Other Collateral (executed and delivered by the Subsidiaries to the Agent as of May 12, 1995), as such documents may from time to time be amended, modified or supplemented.

     "Senior Subordinated Notes":  the 10.25% Senior Subordinated Notes due 2004
      -------------------------
in the original principal amount of $75,000,000 and the Senior Subordinated Notes due 2004, Series B, in the original principal amount of $13,500,000 issued pursuant to the Indenture--as such Notes may, with the prior written consent of the Banks, be amended, modified, supplemented, renewed or extended from time to time.

     "Single Employer Plan":  any Plan which is covered by Article IV of ERISA,
      --------------------
but which is not a Multiemployer Plan.

     "Subsequently Acquired Subsidiary":  any Subsidiary acquired by the Company
      --------------------------------
or any Designated Subsidiary pursuant to subsection 7.9(i) if the assets or revenues of such Subsequently Acquired Subsidiary are considered, in the reasonable judgment of the Agent and the Banks, material in relation to the consolidated assets or consolidated revenues of the Company and its consolidated Subsidiaries (as shown from the most recent financial statements delivered pursuant to subsection 6.1).

     "Subsidiary":  as to any Person, a corporation, partnership or other entity
      ----------
of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency so long as such contingency has not occurred) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Subsidiary Guarantee" the Amended and Restated Guarantee, substantially in
      --------------------
the form of Exhibit E, made by each Designated Subsidiary in favor of the Agent for the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Pledge Agreement":  the Pledge Agreement, substantially in the
      ---------------------------
form of Exhibit F, made by each Designated Subsidiary in favor of the Agent for the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Security Agreement":  the Security Agreement, substantially in
      -----------------------------
the form of Exhibit G, executed and delivered by certain of Subsidiaries, as the same may be amended, supplemented or otherwise modifIed from time to time.

     "Successor Agent":  any Bank or any bank, depository or financial
      ---------------
institution, trust company, bank and trust company having capital and surplus in excess of $100,000,000 and acceptable to the remaining Bank or Banks and to the Company, the Company's consent not to be unreasonably withheld or delayed.

     "Termination Date":  May 31, 1996, or such later date to which the
      ----------------
Termination Date may be extended in accordance with subsection 2.12.

     "Transferee":  as defined in subsection 10.6(f).
      ----------

     "Uniform Customs":  the "Uniform Customs and Practice for Documentary
      ---------------
Credits" (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     "Voting Stock":  with respect to a corporation, all classes of Capital
      ------------
Stock then outstanding of such corporation normally entitled to vote in elections of directors.

     "Working Capital Loan Commitment":  as to any Bank, the obligation of such
      -------------------------------
Bank to make Working Capital Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name in the Working Capital Loan Commitment Amount column on Schedule I of this Agreement.

      "Working Capital Loan Commitment Percentage":  as to any Bank at any time,
      ------------------------------------------
the percentage set forth opposite such Bank's name in the Working Capital Loan Commitment Percentage column on Schedule I of this Agreement.

     "Working Capital Loan Note":  as defined in subsection 2.5.
      -------------------------

     "Working Capital Loans":   Any loans, advances or other disbursements by
      ---------------------
the Agent or any or all of the Banks to or for the account of the Company under the Working Capital Loan Commitments or, in the discretion of the Agent, in respect of any amounts due and not paid by the Company in accordance with subsection 10.5.

     1.2  Rules of Construction.  (a)  Unless otherwise specified therein, all
          ---------------------
terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

     (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) All references in the Loan Documents to the Original Credit Agreement, in whatever form or manner, shall be deemed and construed to be references to this Credit Agreement.

     1.3  Change in Accounting Principles.  Except as otherwise provided herein,
          -------------------------------
any changes in GAAP which are hereafter made and adopted by the Company with the agreement of its independent certified public accountants shall not affect the method of calculation of any of the financial covenants, standards or terms found in subsection 1.1 or Section 7.

     1.4  Acknowledgment of Continuing Obligations under Original Credit
          --------------------------------------------------------------
Agreement.  The Company hereby acknowledges and agrees that: (i) this Agreement
----------
is an amendment and restatement of the Original Credit Agreement and does not constitute or represent an extension of new credit; (ii) all the obligations incurred by the Company under the Original Credit Agreement and the other Loan Documents continue as obligations of the Company, in accordance with the terms thereof, with the same force and effect as though the Original Credit Agreement were not being amended and restated by this Agreement; and (iii) such obligations include, without limitation, (A) the obligations of the Company under the Company Security Agreement and the Company Pledge Agreement, neither of which documents is being amended or restated at this time, (B) the obligations under the Working Capital Loan Notes, (C) the obligations of the Company with respect to Letters of Credit heretofore issued by the Issuing Bank,
(D) the obligations of the Company and the signatory Subsidiaries under the Security Documents other than the Company Security Agreement and the Company Pledge Agreement, and (E) the obligations of the Company under certain letters delivered to Society National Bank and Fleet Bank National Association in connection with the execution and delivery by the Company of the Second Amendment Agreement dated as of May 12, 1995, which amended the Original Credit Agreement.

     1.5  Conditions to Effectiveness of this Agreement.  The effectiveness of
          ---------------------------------------------
this Credit Agreement is subject to each of the following conditions precedent:

          (i)  Agreement.  The Agent shall have received with a counterpart for
               ---------
     each Bank, this Agreement, executed and delivered by a duly authorized officer of the Company.

         (ii)  Reaffirmation.  The Agent shall have received, with a counterpart
               -------------
     for each Bank, the Consent, Acknowledgement and Reaffirmation Agreement, substantially in the form of Exhibit H hereto, of each Subsidiary that has heretofore executed and delivered to Agent a Subsidiary Pledge Agreement, Subsidiary Security Agreement or a Subsidiary Guarantee, executed and delivered by a duly authorized officer of each such Subsidiary;

        (iii)  Indenture.  The Agent shall have received for each Bank, a copy
               ---------
     of the Indenture together with a certificate, dated the Closing Date and executed by a duly authorized officer of the Company certifying that such copies are true, correct and complete copies of such indentures as of the date of such certificate;

         (iv)  Corporate Proceedings.  The Agent shall have received, with a
               ---------------------
     counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Company and each Designated Subsidiary authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, (ii) with respect to the Company, the borrowings contemplated hereunder, (iii) with respect to the Company, the grant of the Liens pursuant to the Security Documents to which it is a party. and (iv) with respect to each Designated Subsidiary, the grant of the Liens pursuant to the Subsidiary Pledge Agreement, in each case certified by the Secretary or an Assistant Secretary of the Company or such Designated Subsidiary at the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent;

          (v)  Incumbency Certificates.  The Agent shall have received a
               -----------------------
     certificate dated the Closing Date, of the Secretary or an Assistant Secretary of the Company and each Designated Subsidiary as to the incumbency and signature of the officer or officers signing the Loan Documents to which such Person is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary;

         (vi)  Closing Certificate.  The Agent shall have received, with a
               -------------------
     counterpart for each Bank, a Closing Certificate, substantially in the form of Exhibit I and dated the Closing Date, executed by a duly authorized officer of the Company and each Designated Subsidiary;

        (vii)  Litigation.  No suit, action, investigation, inquiry or other
               ----------
     proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be formally instituted or threatened and no preliminary or permanent injunction or restraining order by a state or federal court shall have been entered or threatened (A) in connection with any Loan Document or any of the transactions contemplated hereby or thereby or (B) which, in the reasonable opinion of the Banks, could have a Material Adverse Effect;

       (viii)  No Violation.  The consummation of the transactions
               ------------
     contemplated by this Agreement, the Notes, each Application and the other Loan Documents shall not contravene, violate or conflict with, nor involve the Agent or any Bank in any violation of, any Requirement of Law;

         (ix)  Fees.  The Agent and each Bank shall have received the fees to
               ----
     be received by it on the Closing Date referred to in subsection 2.6 and those fees to be paid on the Closing Date by the Company pursuant to its written agreement or agreements executed prior to the date hereof;

          (x)  Legal Opinions.  The Agent shall have received, with a
               --------------
     counterpart for each Bank, the executed legal opinions of Schatz & Schatz, Ribicoff & Kotkin, counsel to the Company and its Subsidiaries, and Gregory Wozniak, General Counsel to the Company and its Subsidiaries, each dated the Closing Date and substantially in the form of Exhibit J with such changes thereto as the Agent shall approve. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require; and

         (xi)  Insolvency Letter.  The Agent shall have received, with a copy
               -----------------
     for each Bank, copies of the "Solvency" and "Fairness" letters delivered by Houlihan Lokey Howard & Zukin of New York City in connection with the closing under the Settlement Agreements referred to in subsection 1.6(v) below.

     1.6  Provisions Relating to Settlement Agreements.  (a)  The consummation
          --------------------------------------------
by the Company of any or all of the following transactions shall not constitute either a Default or an Event of Default under this Agreement or any of the other Loan Documents except as and to the extent that the consummation of any of such transactions would cause a breach of subsection 7.1 hereof, and, to the extent that steps taken in connection with the consummation of any of such transactions has or, but for the execution of this Agreement, would have constituted a Default or an Event of Default under the Original Credit Agreement, the Banks hereby waive such Default or Event of Default under the Original Credit Agreement:

          (i) the execution and delivery of the Indenture and the issuance pursuant thereto, on or before the Closing Date, of the Senior Subordinated Notes, Series B, in the original principal amount of $13,500,000 and bearing interest at 10.25% per annum or, in the event that registration of the note issue is not effected as required under the Registration Rights Agreement applicable to the notes, such higher rate, not to exceed 11.75% per annum, as is specified in such agreement;

         (ii) the issuance on or before the Closing Date of Warrants, substantially in the form of Exhibit K hereto, for the purchase from the Company of up to 1,715,000 shares of Capital Stock of the Company, subject to adjustment asset forth in the provisions of the Stock Purchase Agreement, a copy of which has heretofore been provided to the Agent, and the exercise from time to time of some or all of such Warrants in accordance with their terms;

        (iii) the transfer of the interests of Charles Nirenberg and his Affiliates and Related Parties in DM Associates and the acquisition of such interests by the Company;

         (iv)    the acquisition of the DM Associates Note; or

          (v) the incurring of Indebtedness to the extent necessary to honor the Company's obligations under the Settlement Agreements, copies of which are attached hereto as Exhibit L; provided that the total amount of such Indebtedness shall not exceed $13,500,000;

     (b) Nothing in this Agreement and the execution and delivery hereof by the Banks shall be construed to imply, represent or constitute, in any manner or to any degree whatsoever, that the Agent or any of the Banks has reviewed, approved, consented or refused to consent to, recommended, offered advice with respect to, or in any other manner whatsoever participated in the negotiation of or the execution and delivery by the Company of, the Settlement Agreements, or any of them. No person may or should rely on the Banks' execution and delivery of this Agreement and, in particular, the content of this subsection 1.6, as evidencing in any sense or to any degree, whatsoever, any conclusion or view or opinion by the Banks as to the wisdom, fairness, appropriateness, propriety or potential consequences of the Company's execution and delivery of the Settlement Agreements or the consummation thereof.

     1.7  Provisions Relating to DM Associates Note.  Notwith-standing anything
          -----------------------------------------
to the contrary in any of the other Loan Documents, the DM Associates Note shall not constitute part of the Collateral.

     1.8  Release and Covenant not to Sue.  The Company hereby fully,
          -------------------------------
unconditionally and forever, jointly and severally releases and discharges the Agent and each of the Banks of and from the following, to the extent arising out of or in any manner connected or related, directly or indirectly, in whole or in part, to the Original Credit Agreement or any of the Loan Documents and existing or arising from or predicated upon circumstances existing or having occurred on or prior to the Closing Date: any and all claims, demands, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, and of every nature and extent whatsoever, which the Company had, may have had, now has, or can, shall or may have, for or by reason of any and all matters, causes, or things whatsoever from the beginning of time to and including the Closing Date; and the Company agrees that it will not institute any action at law or suit in equity against the Agent or any of the Banks, nor institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action for damages, costs, loss of services, expenses, or compensation for or on account of any damage, loss or injury either to person or property, or both, whether contingent or not, liquidated or unliquidated, developed or undeveloped, resulting or to result, known or unknown, past, present or future which are, were, might or could have been asserted against the Agent or any of the Banks in connection with any of the matters released herein.

     Section 2.  AMOUNT AND TERMS OF COMMITMENTS.

     2.1  Commitments.  Subject to the terms and conditions hereof, and provided
          -----------
that no Default or Event of Default shall have occurred and be continuing, each Bank severally agrees to make Working Capital Loans to the Company and to participate in the issuance of Letters of Credit, from time to time on or after the date each of the conditions precedent set forth in Section 5 has been satisfied or waived by the Required Banks and continuing throughout the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Available Commitment.

     2.2  Working Capital Loan Commitments.  Subject to the terms and conditions
          --------------------------------
hereof, and provided that no Default or Event of Default shall have occurred and be continuing, each Bank severally agrees to make Working Capital Loans to the Company, from time to time during the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Available Working Capital Loan Commitment. During the Commitment Period, the Company may use the Working Capital Loan Commitments by borrowing, prepaying the Working Capital Loans in whole or in part, and reborrowing in accordance with the terms and conditions hereof.

     2.3  Interest Rate and Payment Dates.  (a)  Each Working Capital Loan shall
          -------------------------------
bear interest for so long as it is outstanding and unpaid at a rate per annum equal to the Prime Rate from time to time in effect.

     (b) If all or a portion of the principal amount of any Loan, any interest payable thereon, any Reimbursement Obligation or any fee required to be paid under this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full (after as well as before judgment).

     (c) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing at the Default Rate pursuant to subsection 2.3(b) shall be payable on demand.

     (d) In the event that the total amount of any payment of principal or interest or amounts due in respect of any Reimbursement Obligation or of any fee required to be paid under this Agreement is not received by the Agent or the Issuing Bank, as the case may be, within ten days following the due date of such payment, the Company shall, in addition to and together with such payment, pay to the Agent or the Issuing Bank, as the case may be, a late charge equal to five percent of the total amount of such payment or amount due.

     2.4  Procedure for Borrowing.  The Company may borrow under the Working
          -----------------------
Capital Loan Commitments during the Commitment Period on any Business Day by giving the Agent irrevocable notice (which notice must be received by the Agent prior to 1:00 P.M., Cleveland, Ohio local time, on the requested Borrowing
Date), specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Each borrowing under the Working Capital Loan Commitments shall be in an amount equal to $100,000 or a whole multiple thereof (or, if the then Available Working Capital Loan Commitments are less than $100,000, such lesser amount). With each request for a borrowing hereunder, the Company shall deliver a Compliance Certificate to the Agent. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share (based on its Commitment Percentage) of each borrowing available to the Agent for the account of the Company at the office of the Agent specified in subsection 10.2 prior to 2:00 P.M., Cleveland, Ohio local time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent by crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

     2.5  Working Capital Loan Notes.  The Working Capital Loans made by each
          --------------------------
Bank shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit M with appropriate insertions as to payee, date and principal amount(a "Working Capital Loan Note"), payable to the order of such Bank and in a principal amount equal to the amount of the Working Capital Loan Commitment of such Bank. Each Bank is hereby authorized to record the date and amount of each Working Capital Loan made by such Bank, and the date and amount of each payment or prepayment of principal thereof on the Working Capital Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Working Capital Loan Note shall
(i) be dated May 12, 1995, (ii) be stated to mature on the Termination Date and
(iii) provide for the payment of interest in accordance with subsection 2.3.

     2.6  Fees.  The Company agrees to pay to the Agent for the account of each
          ----
Bank a commitment fee for the period from and including February 25, 1994, to the Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Commitment of such Bank during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after February 25, 1994. On the Closing Date, the Company shall pay to Society National Bank for its own account a fee equal to 0.50% of such Bank's Commitment and to Fleet Bank, National Association for its own account a fee equal to $10,000, and, unless Fleet Bank, National Association shall no longer be a Participant on such date, the Company shall pay to Fleet Bank, National Association for its own account on December 31, 1995, an additional fee equal to $100,500. The Company shall pay such other fees as may from time to time be agreed to by the Company and the Agent or by the Company and any Bank, as the case may be.

     2.7  Termination or Reduction of Commitments.  (a)  The Company shall have
          ---------------------------------------
the right, upon not less than three Business Days notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Working Capital Loans made on the effective date thereof, the aggregate principal amount of the Working Capital Loans then outstanding, when added to such Bank's Commitment Percentage of the L/C Obligations, would exceed the Commitments then in effect. Any such reduction shall be in an amount not less than $250,000 (or such lesser amount as shall equal the aggregate of the Commitments then outstanding) and shall reduce permanently the Commitments then in effect.

     (b) Simultaneously with any required prepayment of the Working Capital Loans pursuant to subsection 2.9(a) or (b), the Commitments shall automatically be reduced by an amount equal to the amount of such required prepayment. Simultaneously with the occurrence of any event requiring prepayment pursuant to subsection 2.9(d), the Commitments shall automatically terminate.

     2.8  Optional Prepayments.  The Company may at any time and from time to
          --------------------
time, prepay the Working Capital Loans, in whole or in part, without premium or penalty, upon irrevocable notice (which notice must be received by 1:00 P.M., Cleveland, Ohio local time, on or before the proposed date of prepayment) to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Agent shall promptly give notice thereof to each Bank. If any such notice is given by the Company, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Working Capital Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

     2.9  Mandatory Payments; Cash Collateralization.  (a)   Immediately upon
          ------------------------------------------
the occurrence of any public issuance or private placement of any debt securities of the Company or any Subsidiary (other than Indebtedness incurred pursuant to subsection 7.2(d) and other than renewals or refinancings of the indebtedness evidenced by the Senior Subordinated Notes or of Indebtedness evidenced by debt securities issued and outstanding as of the Closing Date, so long as the outstanding principal amount of such Indebtedness is not increased by such renewal or refinancing) the Company shall make or cause to be made a prepayment on the Working Capital Loans equal to 100% of the Net Cash Proceeds received therefor.

     (b) If, at any time or from time to time, the Company makes an Asset Disposition, then the Company shall, within 210 days from the date of such Asset Disposition, apply all of the Net Cash Proceeds from such Asset Disposition to either or both (in the sole discretion of the Company) of (i) the prepayment of the Loans or (ii) an investment in "fixed assets" (as defined under GAAP) in the same or substantially similar line of business as defined in the Indenture as the assets that were the subject of such Asset Disposition; provided that, notwithstanding the foregoing, (A) up to $1,000,000 of the Net Cash Proceeds received in any fiscal year from any such Asset Dispositions shall not be subject to this subsection 2.9(b) and (B) no application of the Net Cash Proceeds resulting from any such Asset Dispositions shall be subject to this paragraph until the aggregate amount of such Net Cash Proceeds (other than the proceeds of the $13,500,000 Senior Subordinated Notes, Series B) received after February 24, 1994 (above the aforesaid $1,000,000) equals or exceeds $5,000,000. Without limiting the generality of the foregoing, no repayments by the Company of outstanding Working Capital Loans shall be considered mandatory prepayments under this subsection unless and until the Company shall have designated such repayments as such.

     (c) Upon the Company's receipt of any payments on account of the DM Associates Note or the Company's receipt of the proceeds of the sale or transfer of any collateral securing the obligations of DM Associates under such note, then the Company shall immediately pay over such proceeds to the Agent and such proceeds shall be applied in accordance with the terms of subsections 2.9(a) or 2.9(b) above and subsection 2.9(d) below with like effect as if such proceeds were the Net Cash Proceeds of the issuance of equities or debt or of an Asset Disposition.

     (d) Amounts prepaid on account of Working Capital Loans pursuant to this subsection 2.9 shall be allocated to the outstanding principal amount of the Working Capital Loans, together with a corresponding permanent reduction of the Working Capital Loan Commitments; provided that, if the amount of such prepayment (the "Prepayment Amount") exceeds the then outstanding Working Capital Loans or is made at a time when no Working Capital Loans are outstanding, then the Company shall deposit such Prepayment Amount as collateral for the then outstanding L/C Obligations in the Cash Collateral Account, which deposit shall be made on the payment date specified in the notice of prepayment.

     2.10  Computation of Interest and Fees.  Interest on the Loans, Letter of
           --------------------------------
Credit commissions and commitment fees shall each be calculated on the basis of a 360-day year for the actual number of days elapsed. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall notify the Company and the Banks as soon as practicable of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.11  Pro Rata Treatment and Payments.  (a)  Unless the Agent shall have
           -------------------------------
been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount that would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Bank (a "Reimbursing Bank") has made such amount available to the Agent on such Borrowing Date, and the Agent or any Bank may (but shall not be obligated), in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, the Reimbursing Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Agent, times (ii) the amount of such Reimbursing Bank's Commitment Percentage of such borrowing, times (iii) a fraction (A) the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Reimbursing Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and (B) the denominator of which is 360. A certificate of the Agent submitted to any Reimbursing Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If a Reimbursing Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Reimbursing Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum applicable to Working Capital Loans hereunder, on demand, from such Reimbursing Bank or the Company in such order and manner as Agent may determine in its discretion.

     (b) Each Working Capital Loan shall be made by the Banks pro rata in accordance with the respective Working Capital Loan Commitment Percentage of such Banks. Each payment by the Company on account of the principal of and interest on the Working Capital Loans, any commitment fee hereunder and any reduction of the Commitments of the Banks shall be payable or allocable to the Banks pro rata in accordance with the respective Commitment Percentages of the Banks; provided that in the event the Agent or any Bank pursuant to subsection 2.11(a) makes available to the Company a Reimbursing Bank's Commitment Percentage of a requested borrowing, the Agent or such Bank providing such funding shall be entitled to receive all payments that would otherwise be payable to such Reimbursing Bank until such time as the Agent or such Bank, as the case may be, shall have received an amount equal to the amount so funded on behalf of such Reimbursing Bank, together with interest thereon as provided in subsection 2.11(a). All payments (including prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., Cleveland, Ohio local time, on the due date thereof to the Agent, for the account of the Banks, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     2.12  Extension of Termination Date.  By the date which is 60 days prior to
           -----------------------------
the Termination Date, the Company may notify the Agent of its desire to extend the Termination Date for an additional year (each such extension, an "Extension"), and request that the Banks approve such Extension, whereupon the Agent shall promptly notify the Banks of such request. The Agent shall notify the Company of the decision of the Banks (to be made in the Banks' sole discretion) with respect thereto not later than 30 days after the Agent's receipt of the request for such Extension. If all of the Banks agree to the requested Extension, the Termination Date shall be so extended.

     2.13  Clean-Down of Working Capital Loans.  For a period of at least five
           -----------------------------------
consecutive Business Days in each calendar month, the aggregate principal amount of Working Capital Loans outstanding shall be reduced to zero. In addition, after each Borrowing Period, the aggregate principal amount of Working Capital Loans outstanding shall be reduced to zero for at least two consecutive Business Days. As used herein, "Borrowing Period" shall mean a period of one or more days, not to exceed five consecutive Business Days, on which the Company requests a Working Capital Loan.

     2.14  Requirements of Law.  If any Bank shall have determined that the
           -------------------
adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether having the force of law or not) from any Governmental Authority made subsequent to February 25, 1994, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Agent) of a written request therefore, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     2.15  Taxes.  (a)  All payments made by the Company under this Agreement
           -----
and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Bank as a result of a present or former connection between the Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that the Company shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the

United States of America or a state thereof if such Bank fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to the Company and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

         (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

        (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent;unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Bank or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection; provided that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Bank from which the related participation shall have been purchased.

     Section 3.  LETTERS OF CREDIT.

     3.1  L/C Commitment.  (a)  Prior to the date hereof, the Issuing Bank
          --------------
issued various letters of credit on behalf of the Company. Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 3.5(a), agrees to issue standby letters of credit for the account of the Company and its Designated Subsidiaries on any Business Day until the date which is five Business Days prior to the end of the Commitment Period in such form as may be approved from time to time by the Issuing Bank (all such letters of credit outstanding on February 25, 1994 and all letters of credit issued thereafter under the Original Credit Agreement or to be issued hereunder, together with all extensions, renewals and replacements thereof, are herein collectively referred to as the "Letters of Credit"); provided that the Issuing Bank shall have no obligation to issue any Letter of
--------
Credit if at the time of the request for such issuance a Default exists or an Event of Default has occurred and is continuing or if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Commitment would be less than zero. Each Letter of Credit shall
(i) be denominated in Dollars, (ii) expire no later than the Termination Date and (iii) expire no later than a date one year after its issuance. Each Letter of Credit (except for previously issued Letters of Credit) shall be issued as credit support for (x) insurance and vendor financial obligations, (y) performance bonds issued on behalf of the Company or any Designated Subsidiary in its ordinary course of business or (z) other similar financial support for obligations of the Company.

     (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of the Issuing Bank's principal place of business.

     (c) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     3.2  Procedure for Issuance of Letters of Credit.  The Company may from
          -------------------------------------------
time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. With each request for the issuance of a Letter of Credit hereunder, the Company shall deliver a Compliance Certificate to the Issuing Bank. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Letter of Credit to the Company and the other Banks promptly following the issuance thereof.

     3.3  Fees, Commissions and Other Charges.  (a)  The Company shall pay to
          -----------------------------------
the Agent a letter of credit facility fee (the "L/C Fee"), upon issuance of a Letter of Credit, in an amount equal to the product of (i) the face amount of such Letter of Credit, times (ii) the applicable Letter of Credit Rate, times
(iii) the term of such Letter of Credit, expressed as a fraction equal to the number of days of such term divided by 360. In the event any Letter of Credit is terminated or the available credit thereunder is permanently reduced prior to the stated expiry date thereof, the Company shall be entitled to a rebate of that portion of the L/C Fee paid with respect to such Letter of Credit which is allocable pro rata to the portion of the Letter of Credit that has been terminated or reduced, as the case may be, as determined by the Issuing Bank. Each L/C Fee payable under this subsection 3.3 shall be shared ratably among the Banks in accordance with their respective L/C Commitment Percentages.

     (b) In addition to the L/C Fees, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, processing, effecting payment under, amending or otherwise administering any Letter of Credit.

     (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

     3.4  Reimbursement Obligation of the Company.  The Company agrees to
          ---------------------------------------
reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes (other than income taxes), fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable

(whether at stated maturity, by acceleration or otherwise) until payment in full at the Default Rate.

     3.5  L/C Draws and Reimbursements.  (a)  Each L/C Participant
          ----------------------------
unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed through participation or otherwise. In furtherance of the foregoing, the Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.5(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (I) such amount, times (2) the daily average Federal
                                         -----
Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (3) a fraction the numerator of
                                           -----
which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.5(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the Prime Rate. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its share of such payment in accordance with subsection 3.5(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing
Bank), or any payment of interest on account thereof, the Issuing

Bank will distribute to such L/C Participant its share thereof; provided,
                                                                --------
however, that in the event that any such payment received by the Issuing Bank
-------
shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

     3.6  Obligations Absolute.  The Company's obligations under this Section 3
          --------------------
shall he absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under subsection 3.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Ohio, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.

     3.7  Letter of Credit Payments.  If any draft shall be presented for
          -------------------------
payment under any Letter of Credit, the Issuing Bank shall promptly notify the Company and the Banks of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with the requirements set out in such Letter of Credit.

     3.8  Application.  To the extent that any provision of any Application
          -----------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

     Section 4. REPRESENTATIONS AND WARRANTIES. To induce the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Company hereby represents and warrants to the Agent and each Bank that:

     4.1  Financial Condition.  (a)  The consolidated balance sheet of the
          -------------------
Company and its consolidated Subsidiaries as at January 28, 1995 and the related consolidated statements of operations and retained earnings and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 23, 1995 and the related unaudited consolidated statements of operations and retained earnings for the eight-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations for the eight-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (b) Except a set forth on Schedule II, neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to in subsection 4.1(a), any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the financial statements referred to in subsection 4.1(a) or in the notes thereto.

          (c) Except as set forth on Schedule III, during the period from January 28, 1995 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at January 28, 1995.

     4.2  No Change.  Since January 28, 1995 (a) there has been no development
          ---------
or event nor any prospective development or event which has had or could have a Material Adverse Effect and (b) except as set forth on

Schedule IV or as permitted by this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company or any of its Subsidiaries nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries.

     4.3  Corporate Existence; Compliance with Law.  Each of the Company and
          ----------------------------------------
each Designated Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged in each jurisdiction where the failure to have such power, authority or right would have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure so to qualify could not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

     4.4  Corporate Power; Authorization; Enforceable Obligations.  Each of the
          -------------------------------------------------------
Company and each Designated Subsidiary has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes, each Application and the other Loan Documents to which it is a party, to borrow hereunder and to grant the Liens pursuant to the Security Documents to which it is a party and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes, the grant of the Liens pursuant to the Security Documents to which it is a party and the execution, delivery and performance of this Agreement, the Notes, each Application and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, the grant of the Liens pursuant to the Security Documents or the execution, delivery, performance, validity or enforceability of this Agreement, the Note, each Application or any other Loan Document except that prior authorization of the SBA is required for any exercise of remedies under the Subsidiary Pledge Agreement with respect to the FinOp common stock pledged thereunder and under the Company Pledge Agreement with respect to the common stock of CONNA Corporation pledged thereunder. This Agreement and each other Loan Document to which the Company is a party (except the Notes) has been, and each Note will be, duly executed and delivered on behalf of the Company. This Agreement and each other Loan Document to which the Company is a party (except the Notes) constitutes, and each Note when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4.5  No Legal Bar.  The execution, delivery and performance of this
          ------------
Agreement, the Notes, each Application and each other Loan Document, the grant of the Liens pursuant to the Security Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any Designated Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     4.6  No Material Litigation.  No litigation, investigation or proceeding
          ----------------------
of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any Designated Subsidiary or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, any Application or any other Loan Document or any of the transactions contemplated hereby or thereby or (b) which could have a Material Adverse Effect, except with respect to matters described on Schedule VII.

     4.7  No Default.  Neither the Company nor any Designated Subsidiary is in
          ----------
default under or with respect to any of its Contractual Obligations or Capital Stock in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     4.8  Ownership of Property; Liens.  (a) Each of the Company and each
          ----------------------------
Designated Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property except for any defect (other than with respect to the Collateral) in title thereto or leasehold interest therein which would not in the aggregate have a Material Adverse Effect; (b) none of the property (other than Collateral) owned or leased by the Company or any Designated Subsidiary is subject to any Lien except as permitted by subsection 7.3 or which, in the aggregate, would not have a Material Adverse Effect; and (c) none of the Collateral is subject to any Lien except as permitted by subsection 7.3 or any Lien granted in favor of the Agent .

     4.9  Intellectual Property.  The Company and each Designated Subsidiary
          ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim which could or might have a Material Adverse Effect. The use of such Intellectual Property by the Company and each Designated Subsidiary does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

     4.10 No Burdensome Restrictions.  No Requirement of Law or Contractual
          --------------------------
Obligation of the Company or any Designated Subsidiary has a Material Adverse Effect.

     4.11 Taxes.  Each of the Company and its Subsidiaries has filed or caused
          -----
to be filed all tax returns which, to the knowledge of the Company, are required to be filed (the "Tax Returns") and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be) where the failure to so file such Tax Returns or to pay such taxes could or might have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge. Schedule XII sets forth a complete and correct list of all audits concerning any Tax Return that are being conducted by any Governmental Authority or are otherwise in progress on the Closing Date.

     4.12 Federal Regulations.  No part of the proceeds of any Loans will be
          -------------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the regulations of such Board of Governors. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

     4.13 ERISA.  No Reportable Event has occurred during the five-year period
          -----
prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan except as set forth on Part A of Schedule V, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as set forth on Part B of Schedule V. No such Multiemployer Plan in such Reorganization or insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

     4.14 Investment Company Act; Other Regulations.  Neither the Company nor
          -----------------------------------------
any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Designated Subsidiary is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

     4.15 Subsidiaries.  All the Subsidiaries of the Company (other than the
          ------------
Designated Subsidiaries) are listed on Part B of Schedule VI except for those corporations or other entities not listed which are not known to the Company on the Closing Date due to the Company's or a Subsidiary's acquisition of certain businesses prior to the Closing Date, which corporations or other entities not so listed are immaterial to the business, operations, property, condition (financial or otherwise) of the Company or any Designated Subsidiary. The assets owned by the Designated Subsidiaries on the Closing Date represent in the aggregate at least 90% of the total assets of the Company and its Subsidiaries as shown on the audited consolidated balance sheet as at January 28, 1995 referred to in subsection 4.1(a). The revenues of the Designated Subsidiaries represent in the aggregate at least 90% of the revenues of the Company and its Subsidiaries as shown on the audited consolidated statement of operations and retained earnings for the period ended January 28, 1995 referred to in subsection 4.1(a).

     4.16 Purpose of Loans.  The proceeds of the Loans shall be used by the
          ----------------
Company for the working capital needs of the Company, including, without limitation, financing any Reimbursement Obligations and financing any other general corporate purposes of the Company or any Designated Subsidiary in the ordinary course of the Company's or such Subsidiary's business.

     4.17 Environmental Matters.  To the best knowledge of the Company, each of
          ---------------------
the representations and warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property heretofore or now owned or operated by the Company or any Subsidiary (the "Properties"), except as set forth on Schedule VII and except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not have a Material Adverse Effect:

          (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials.

          (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

          (c) Neither the Company nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Company aware that any Governmental Authority is contemplating delivering to the Company or any of its Subsidiaries any such notice.

          (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

          (e) There are no governmental, administrative or judicial proceedings pending or contemplated under any Environmental Laws to which the Company or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

     4.18 Security Documents.  (a)  The provisions of each Pledge Agreement are
          ------------------
effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the pledgor in the Collateral as described therein. Each Pledge Agreement constitutes a fully perfected first Lien on, and security interest in, all right, title and interest of the Company in the Collateral described therein,

     (c) The provisions of the Subsidiary Security Agreements are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the Subsidiaries parties thereto in the Collateral as described therein. The Subsidiary Security Agreements constitutes a fully perfected first Lien on, and security interest in, all right, title and interest of the respective Subsidiary parties thereto in the Collateral described therein, and no Uniform Commercial Code financing statements have been filed by any other Person with respect to such Collateral other than as may be filed in connection with this Agreement.

     4.19 Senior Indebtedness.  The extensions of credit under this Agreement,
          -------------------
the Notes and each Application will be, and are hereby designated as, Senior Indebtedness under and as defined in the Indenture.

     Section 5. CONDITIONS PRECEDENT TO EXTENSION OF CREDIT. The obligation of each Bank to make an extension of credit requested to be made by it under this Agreement is subject to the satisfaction of each of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by the Company and each Subsidiary in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; provided that, with respect
                                                     --------
     to extensions of credit made after the Closing Date, Guarantee Obligations incurred after the Closing Date and in accordance with the terms of this Agreement shall not be deemed a breach of the representation and warranty set forth in subsection 4.1(b) to the extent that such Guarantee Obligations are not described in the financial statements described in subsection 4.1(a).

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

          (c)  Additional Documents.  The Agent shall have received each
               --------------------
     additional document, instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Company or any Subsidiary may be a party.

          (d)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          (e)  No Circumstances with Material Adverse Effect.  No event shall
               ---------------------------------------------
     have occurred or set of circumstances then be in existence that, in the reasonable judgment of Agent or the Banks, has had or is likely to have a Material Adverse Effect.

Each borrowing by and Letter of Credit issued on behalf of the Company or any of its Designated Subsidiaries hereunder shall constitute a representation and warranty by the Company as of the date of such Loan or Letter of Credit that the conditions contained in this subsection 5 have been satisfied.

     Section 6. AFFIRMATIVE COVENANTS. The Company hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     6.1  Financial Statements.  Furnish to each Bank the financial statements
          --------------------
described in this subsection 6.1, complete and correct in all material respects and prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the independent certified public accountants auditing or the officer certifying the same, as the case may be, and disclosed therein):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Banks;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated statement of operations and retained earnings of the Company and its consolidated Subsidiaries, for such quarter and the portion of the fiscal year through the end of such quarter, and the related unaudited consolidated statement of cash flows of the Company and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the last day of each of the 12 fiscal periods of each fiscal year of the Company (other than the last such fiscal period in each such fiscal year), (i) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal period and the related unaudited consolidated statement of operations and retained earnings of the Company and its consolidated Subsidiaries for such fiscal period and the portion of the fiscal year of the Company through the end of such fiscal period, setting forth in each case in comparative form the figures for the previous year and (ii) a statement setting forth the aggregate amount of Capital Expenditures made by the Company and its consolidated Subsidiaries during such fiscal period (which aggregate amount shall separately specify the total amount of Capital Expenditures consisting of cash and the total amount of Capital Expenditures consisting of Financing Leases and other non-cash financings), in each case, certified by a Responsible Officer as being fairly stated in all material respects when, in the case of the financial statements delivered pursuant to clause
     (i) above, considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments).

     6.2  Certificates; Other Information.  Furnish to each Bank:
          -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) (i) concurrently with the delivery of each of the financial statements referred to in subsections 6.1 (a) and 6.1 (b), a certificate of a Responsible Officer (which certificate shall set forth, in detail, all interim and preparatory figures and calculations used in determining the Company's satisfaction of its covenants and agreements contained in subsection 7.1) stating that, to the best of such Officer's knowledge, each of the Company and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of a Responsible Officer setting forth the aggregate Net Cash Proceeds received by the Company and any of its Subsidiaries during the preceding fiscal year, the portion thereof which has been reinvested by the Company or its Subsidiaries in fixed or capital assets or POS Program Expenses, the portion thereof which has been applied by or on behalf of the Company to make any mandatory prepayment in accordance with subsection 2.9 and any remaining balances in respect of such Net Cash Proceeds which have not been so reinvested or applied;

          (c) as soon as delivered, but in any event within 120 days after the end of each fiscal year of the Company, a copy of any correspondence between the Company and the certified public accountants who prepared the financial statements referred to in subsection 6.1(a) for such fiscal year, including, without limitation, any so called "management letter" or similar document if one is prepared by such accountants;

          (d) as soon as available, but in any event within 30 days after the end of each fiscal year of the Company, a copy of (i) the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year and (ii) the projected consolidated balance sheet of the Company and its consolidated subsidiaries as at the last day of the succeeding fiscal year, such projections and projected balance sheet to be accompanied by a certificate of a Responsible Officer to the effect that such projections and projected balance sheet have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

     6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be or except where the failure to pay, discharge or otherwise satisfy could not have a Material Adverse Effect.

     6.4  Conduct of Business and Maintenance of Existence.  Continue to engage
          ------------------------------------------------
in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to subsection 7.5, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

     6.5  Maintenance of Property; Insurance.  (a) Keep all property useful and
          ----------------------------------
necessary in its business in good working order and condition except where the failure to do so could not have a Material Adverse Effect; (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, and furnish to each Bank, upon written request, full information as to the insurance carried; provided that a program of self-
                                         --------
insurance maintained by the Company and its Subsidiaries with respect to certain product liability, workmen's compensation, environmental liability, public liability, accident and health and property insurance risks shall comply with the requirements of subsection 6.5(b) so long as adequate reserves in connection with such self-insurance program are taken and maintained in accordance with GAAP and such program is otherwise reasonably satisfactory to the Agent.

     6.6  Inspection of Property; Books and Records; Discussions.  Keep proper
          ------------------------------------------------------
books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank, upon reasonable notice to the Company, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

     6.7  Notices.  Promptly give notice to the Agent and each Bank of:
          -------

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which individually or in the aggregate could or might have a Material Adverse Effect; provided that the Company shall not be required to give notice of any such litigation or proceeding if the Company has reasonably determined, after consultation with counsel, that the possibility is remote that such litigation or proceeding will result in a judgment of $1,000,000 or more or in injunctive or similar relief against the Company or its Subsidiaries;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (e) as soon as the Company knows or has reason to know that it or any Subsidiary has become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $2,000,000 at any one time outstanding (net of all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Company or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against such liabilities in accordance with GAAP); and

          (f) a material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     6.8  Environmental Laws.  (a)  Comply with, and insure compliance by all
          ------------------
tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not have a Material Adverse Effect;

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not have a Material Adverse Effect;

     (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violatIon of or noncompliance with any Environmental Laws by the Company or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

     (d) Prepare and deliver, at least as frequently as once each fiscal quarter, to the Agent and to each other Bank, a report setting forth a summary, as of the end of such fiscal quarter, of (i) the gross amount of ail sums accrued in respect of any remediation required by applicable Environmental Laws,
(ii) all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Company or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against the cost of such remediation under GAAP and (iii) the net amount of all sums accrued in respect of such remediation costs.

     6.9  Additional Designated Subsidiaries.  If, at any time following the
          ----------------------------------
delivery of the financial statements referred to in subsections 6.1(a) and (b), the Company cannot (x) represent and warrant to the Agent and the Banks as to the matters set forth in either the second or third sentences of subsection 4.15 because a Subsidiary or certain Subsidiaries not named a Designated Subsidiary on the Closing Date causes the Designated Subsidiaries to fail to reach the percentage threshold set forth in either of such sentences or (y) pursuant to the provisions of the Indenture is required to cause one or more of its Subsidiaries to become an additional "Guarantor" (as defined in the Indenture) (in either case, an "Undesignated Subsidiary"), then as soon as possible and in any event concurrently with any actions taken in respect thereof under the Indenture or within 15 days after the delivery of such financial statements, (a) the Company shall deliver to the Agent, with a counterpart for each Bank, (i) a supplement to the Subsidiary Guarantee, satisfactory in form and substance to the Agent, whereby such Undesignated Subsidiary guarantees the Obligations (as defined in the Subsidiary Guarantee and subject to the Maximum Guaranteed Amount, as defined therein, with respect to such Undesignated Subsidiary) and agrees to be bound by the terms and conditions of the Subsidiary Guarantee, (ii) the Capital Stock of any such Undesignated Subsidiary, pledged and delivered by the holder thereof pursuant to a supplement to the pledge agreement to which such holder is a party, duly authorized, executed and delivered by such holder and otherwise in form and substance satisfactory to the Agent and (iii) an opinion of counsel to such Undesignated Subsidiary and such pledgor addressed to the Agent and the Banks and covering such matters as the Agent may reasonably request and (b) Schedule VI shall be deemed amended to include the name of such Undesignated Subsidiary. Furthermore, upon the request of the Required Banks, the Company shall deliver to the Agent for the benefit of the Banks, the guarantee of any Subsidiary whose guarantee is so requested, other than FinOp. Such guarantee shall be in the form and substance of the Subsidiary Guarantee, as it may be from time to time amended.

     Section 7. NEGATIVE COVENANTS. The Company hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

     7.1  Financial Condition Covenants.  Effective at FYED 1995 and thereafter,
          -----------------------------

          (a)  EBIRT to Interest and Rent.  For any period of four consecutive
               --------------------------
     fiscal quarters ending on any FQED, permit the ratio of (i) Consolidated EBIRT for the applicable period to (ii) the sum of Consolidated Interest Expense and Consolidated Rent Expense for such period to be less than (A)
     0.86 to 1.00 at FYED 1995, (B) 0.87 to 1.00 at first FQED 1996, (C) 1.00 to
     1.00 at second FQED 1996, (D) 1.10 to 1.00 at third FQED 1996, and (E) 1.10 to 1.00 at each FQED thereafter.

          (b)  EBIDA to Interest, Capital Expenditures and Current Maturities.
               --------------------------------------------------------------
     Commencing at the first FQED 1996, permit the ratio of (i) Consolidated EBIDA for the applicable period to (ii) the sum, for the Company and its Subsidiaries, for such period, of (A) Consolidated Interest Expense, (B) Capital Expenditures and (C) current maturities of long-term debt, to be less than 1.00 to 1.00 during any fiscal quarter, based upon the Company's financial statements for the fiscal year to date period at the end of such quarter; provided that, for fiscal quarters subsequent to FYED 1996, such ratio shall be tested based upon a period of four consecutive fiscal quarters ending on any FQED.

          (c)  Consolidated Indebtedness to Consolidated EBITDA.   For any
               ------------------------------------------------
     period of four consecutive fiscal quarters ending on any FQED to occur during any "Test Period" set forth below, permit the ratio of (i) Consolidated Indebtedness at the end of such period to (ii) Consolidated EBITDA for such period to be more than the ratio set forth opposite such period below:

          Test Period            Ratio
          -----------            -----
          At Third FQED 1996     4.75 to 1.00

          Thereafter             4.25 to 1.00

          (d)  Maintenance of Net Worth. Permit Consolidated Net Worth of the
               ------------------------
     Company to be less than: (i)$24,000,000 at third FQED 1996 or (ii) at each FQED thereafter, the greater of (A) $9,000,000 and (B) $17,000,000 less the net amount by which the

     Consolidated Net Worth of the Company is reduced, as a result of being required to treat the stock in the Company held by DM Associates as treasury stock, after taking into account the increase in Consolidated Net Worth resulting from the issuance of warrants in connection with the issuance of the Senior Subordinated Notes, Series B.

     7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to exist
          --------------------------
any Indebtedness, except:

          (a) Indebtedness in respect of the Loans, the Notes and the Letters of Credit and other obligations of the Company and its Designated Subsidiaries under the Loan Documents;

          (b) Indebtedness of the Company to any Designated Subsidiary and of any Designated Subsidiary to the Company or any other Designated Subsidiary;

          (c)  Indebtedness outstanding on the Closing Date and listed on
     Schedule IX;

          (d) any Indebtedness of the Company or any Designated Subsidiary incurred after the Closing Date to finance the acquisition, improvement or construction of fixed or capital assets or POS Program Expenses (whether pursuant to a loan, a Financing Lease or otherwise), including any Indebtedness incurred in connection with any transaction permitted under subsection 7.3(g);

          (e) Indebtedness of FinOp to the SBA incurred in connection with the Company's on-going franchise program, in an aggregate amount not exceeding $20,000,000 at any one time outstanding;

          (f)  Indebtedness under any Interest Rate Agreement; and

          (g) Indebtedness incurred in connection with the transactions described in subsection 1.6 hereof, subject to the limitations contained in such section 1.6.

     7.3  Limitation on Liens.  Create, incur, assume or suffer to exist any
          -------------------
Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the

Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

          (f) Liens in existence on the Closing Date listed on Schedule X, securing Indebtedness permitted by subsection 7.2(c); provided that no such Lien is expanded to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Company or a Designated Subsidiary permitted by subsection 7.2 (d); provided that (i) such Liens
                                                 --------
     shall be created promptly upon the acquisition, improvement or completion of the construction of such fixed or capital asset or the incurring of such POS Program Expense, as the case may be (and in any event no later than the earlier of (A) twelve months from the date on which the construction of such fixed or capital asset is completed or such POS Program Expense is incurred and (B) 24 months from the date on which the real estate, on which such fixed or capital asset is located, was purchased by the Company, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property, and (v) there shall be no Liens on any of the following types of collateral, as those terms are defined in Chapter 1309 of the Ohio Revised Code: inventory, accounts or general intangibles (except Liens on general intangibles that result from the granting of a mortgage, equipment lease financing or other equipment financing arrangement); and

          (h)  Liens created under the Security Documents.

     7.4  Limitation on Guarantee Obligations.  Create, incur, assume or suffer
          -----------------------------------
to exist any Guarantee Obligation except:

          (a)  the Subsidiary Guarantee;

          (b) Guarantee Obligations arising from the issuance of the Letters of Credit issued pursuant to this Agreement and any Application issued for the account of the Company or any Designated Subsidiary in the ordinary course of its business, not to exceed an aggregate face amount and unreimbursed obligations of the L/C Commitment at any one time outstanding;

          (c) Guarantee Obligations arising with respect to the Franchisee Guarantees or under the Indenture; and

          (d) Guarantee Obligations arising as a result of guarantees by the Company of any Indebtedness of a consolidated Subsidiary that would appear as a liability on a consolidated balance sheet of the Company and its consolidated Subsidiaries.

     7.5  Limitations on Fundamental Changes.  Enter into any merger,
          ----------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or
                          --------
     surviving corporation) or with or into any one or more wholly-owned Designated Subsidiaries of the Company (provided that the wholly-owned
                                             --------
     Designated Subsidiary or Designated Subsidiaries shall be the continuing or surviving corporation and shall be a member of the Company's consolidated group for financial reporting and tax purposes);

          (b) any wholly-owned Designated Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly-owned Designated Subsidiary of the Company; and

          (c)  any Subsidiary which is not a Designated Subsidiary (i)   may be
     merged or consolidated with or into any other Subsidiary (provided that if it is merged or consolidated with a Designated Subsidiary, the continuing or surviving entity must be the Designated Subsidiary) and (ii) may liquidate, wind up or dissolve itself (provided, in the case of clause (ii) only, that the Required Banks consent to such action (which consent will not be unreasonably withheld)).

     7.6  Limitation on Sale of Assets.  Convey, sell, lease, assign, transfer
          ----------------------------
or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

          (a)  the sale of inventory in the ordinary course of business;

          (b)  as permitted by subsection 7.5(b); and

          (c) Asset Dispositions, such dispositions being subject to the provisions of subsection 2.9(b) hereof.

     7.7  Limitation on Dividends.  Declare or pay any dividend on, or make any
          -----------------------
payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any Subsidiary or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (other than (i) dividends payable solely in common stock of a Subsidiary so long as any such common stock dividend is pledged by the stockholder pursuant to the Pledge Agreement to which such stockholder is a party, (ii) dividends payable solely to the Company or a Subsidiary which has executed and delivered to the Agent a Subsidiary Guarantee, or (iii) dividends payable solely in the common stock of the Company to stockholders of the Company).

     7.8  Limitation on Capital Expenditures.  Make or commit to make (by way of
          ----------------------------------
the acquisition of securities of a Person or otherwise) any Capital Expenditures more than $22,850,000, in the aggregate, for the Company and its Subsidiaries, during any fiscal year of the Company.

     7.9  Limitation on Investments, Loans and Advances.  Make any advance,
          ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (each, an "Investment"), any Person, except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b) investments in (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any Bank or with any domestic commercial bank having capital and, surplus in excess of $100,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by any Bank or the parent corporation of any Bank and commercial paper of any other issuer rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

          (c) loans and advances to employees of the Company or its Subsidiaries in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $750,000 in the aggregate at any one time outstanding (including the principal amount of the loans listed on Schedule XI hereto);

          (d) Investments by the Company in its Subsidiaries and investments by a Designated Subsidiary in the Company and in other Designated Subsidiaries (other than, in either case, any investments in FinOp); provided that any
                                                             --------
     Designated Subsidiary making an investment or receiving the proceeds thereof is a member of the company consolidated group for financial reporting and tax purposes;

          (e) Investments after the date hereof by the Company or any Designated Subsidiary in FinOp in an aggregate amount of up to $2,500,000;

          (f) Investments by D.M. Insurance, Ltd., a Bermuda corporation, of its statutory or regulatory reserves in accordance with the laws of the jurisdiction of its incorporation;

          (g) Investments of amounts held in depositary accounts in financial institutions geographically proximate to the location of the Company's or a Subsidiary's retail operations; provided that such amounts are withdrawn
                                     --------
     from such accounts and deposited into the

     Company's cash concentration account at least once during each seven-day period;

          (h) Investments by the Company or any Designated Subsidiary in any Person not a Subsidiary on the Closing Date; provided that (i) any such Investment (whether made in one transaction or a series of transactions) does not exceed $2,000,000 (inclusive of commissions, fees and other transaction costs, but not including any portion of the Investments with respect to which the consideration is the capital stock of the Company),
     (ii) all such Investments made after the Closing Date do not exceed $5,000,000 in the aggregate (inclusive of commissions, fees and other transaction costs, but not including any portion of the Investments with respect to which the consideration is the capital stock of the Company),
     (iii) any such acquired Person that is a Subsequently Acquired Subsidiary executes and delivers to the Agent, with a counterpart for each Bank, a supplement to the Subsidiary Guarantee, satisfactory in form and substance to the Agent, whereby such Subsequently Acquired Subsidiary guarantees the Obligations (as defined in the Subsidiary Guarantee subject to the Maximum Guaranteed Amount, as defined therein, with respect to such Subsequently Acquired Subsidiary) and agrees to be bound by the terms and conditions of the Subsidiary Guarantee), (iv) the Capital Stock of any such acquired Person is pledged and delivered by the holder thereof pursuant to a supplement to the Pledge Agreement to which such holder is a party, duly authorized, executed and delivered by such holder and otherwise in form and substance satisfactory to the Agent and (v) in connection with the matters contemplated by the foregoing clauses (iii) and (iv) the Person executing such supplement contemporaneously therewith causes to be delivered an opinion of counsel to such Person so executing such supplement and such pledgor, addressed to the Agent and the Banks and covering such matters as the Agent may request. Notwithstanding the foregoing, the Company or any Subsidiary shall not make any Investment in any Person which exceeds one percent of the voting power represented by the Capital Stock then outstanding of such Person if the Board of Directors or other governing body of such Person has disapproved or recommended against any such Investment or refused to negotiate or terminated negotiations with the Company or such Subsidiary; and

          (i) the acquisition of the interests in DM Associates described in subsection 1.6.

     7.10 Limitation on Optional Payments and Modifications of Debt
          ---------------------------------------------------------
Instruments.  (a) Make any optional payment or prepayment on or redemption of
-----------
any Indebtedness other than Indebtedness under this Agreement, including, without limitation (except to the extent permitted by subsection 7.7), the Senior Subordinated Notes; (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Senior Subordinated Notes or the Indenture, including, without limitation, any amendment to the subordination provisions thereof; or (c) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to the payment or prepayment of principal of or interest on any Indebtedness (other than Indebtedness pursuant to this Agreement or the Senior Subordinated Notes), other than, with respect to the Indebtedness described in the foregoing clauses (b) and (c), any such amendment, modification or change the primary effect of which would extend the maturity or reduce the amount of any payment of principal thereof or the primary effect of which would reduce the rate or extend the date for payment of interest thereon.

     7.11 Transactions with Affiliates.  Enter into any transaction, including,
          ----------------------------
without limitation, any purchase, sale, Lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is not otherwise prohibited under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business (including in connection with the Company's on-going franchise program) and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, a the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     7.12 Sale and Leaseback.  Enter into any arrangement with any Person
          ------------------
providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary (a "Sale/Leaseback Transaction") unless (a) the proceeds received therefrom are not required by subsections 2.9 and 7.6 to be applied to prepay the Loans, or (b) the proceeds received therefrom are so applied.

     7.13 Corporate Documents/Corporate Names/Location of Assets.   (a) Amend
          ------------------------------------------------------
its Certificate of Incorporation (except to increase the number of authorized shares of common stock); or (b) do any of the following, unless, in each case, it shall provide the Agent with at least 30 days prior written notice of such action: (i) change its corporate name; (ii) change the location of its inventory or equipment; (iii) change the location of the office where its maintains its records pertaining to its accounts; (iv) change the location of its existing places of business or open any new places of business; or (v) change the location of its chief executive office; provided, however, that anything herein to the contrary notwithstanding, (A) in the alternative, with respect to store openings and closings, the Company may satisfy the requirement of this subsection with respect to such stores by submitting to the Agent, on a monthly basis, a list of all stores opened and closed, and (B) with respect to moving inventory from store to store, no notice need be provided pursuant to this subsection so long as the Company, or a Subsidiary, as the case may be, has executed and delivered to the Agent a Uniform Commercial Code financing statement appropriate for filing to perfect the Agent's security interest in the inventory in its new location. As used herein, "inventory", "equipment" and "accounts" have the respective meanings ascribed to them in Chapter 1309 of the Ohio Revised Code.

     7.14 Fiscal Year.  Permit the fiscal year of the Company to end on a day
          -----------
other than on the Saturday closest to January 31 of each calendar year.

     7.15 Limitation on Negative Pledge Clauses.  Enter into any agreement with
          -------------------------------------
any Person other than the Banks pursuant hereto which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided, however, that this subsection
7.15 shall not prohibit the Company from entering into such an agreement to the extent otherwise permitted by this Agreement or in connection with any industrial revenue bonds, purchase money or other mortgages, the Indenture or a Financing Lease to the extent that any prohibition or limitation contained in any such agreement shall apply only to assets financed thereunder.

     7.16 Amendments to Indenture.  Consent to any amendment, supplement,
          -----------------------
modification or alteration of the Indenture or the Senior Subordinated Notes (or the Company's obligations thereunder) or any agreement or instrument related to the Indenture or the Senior Subordinated Notes without the prior written consent of the Required Banks.

     Section 8.  EVENTS OF DEFAULT.

     8.1. Events of Default.  Each of the following events shall constitute an
          -----------------
"Event of Default" under this Agreement:

          (a) The Company shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Note or any Reimbursement Obligation, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company or any Subsidiary in any Loan Document to which the Company or such Subsidiary is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan

     Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in Section 6 (other than subsection 6.7) and Section 7; or

          (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of 30 days after the earlier of (i) an officer of the Company becomes aware of such default or (ii) notice of such default to the Company by Agent or any Bank; or

          (e) Any Subsidiary shall default in the observance or performance of any agreement contained in any Loan Document to which it is a party, and such default shall continue unremedied for a period of 30 days after the earlier of (i) an officer of any such Subsidiary becomes aware of such default or (ii) notice of such default to such Subsidiary by Agent or any Bank; or

          (f) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Notes) which has an aggregate principal amount in excess of $500,000, individually or in the aggregate, or in the payment of any Guarantee Obligation under which the maximum liability of the Company or such Subsidiary exceeds $500,000, individually or in the aggregate, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (g) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),(ii), or (iii) above, or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether waived or not, shall exist with respect to any Plan,
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; or

          (i) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (j) If at any time the Company or all or any of its Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $3,000,000 at any one time outstanding (net of all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Company or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against such liabilities under GAAP); or

          (k)  A Change of Control shall have occurred; or

          (l) The Subsidiary Guarantee or any other Guarantee Obligation in respect of the Company's Indebtedness hereunder shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Person having a Guarantee Obligation in respect of the Company's Indebtedness hereunder, including without limitation each Designated Subsidiary (or any Person acting on behalf of any such Person) shall deny or disaffirm such Guarantee Obligation; or

          (m) An "Event of Default" (as defined therein) shall occur under the Indenture; or

          (n) Circumstances develop or events occur which constitute a Material Adverse Effect.

     8.2  Remedies.  Upon the occurrence of any Event of Default, (A) if such
          --------
event is an Event of Default specified in clause (i) or (ii) of subsection 8.1(g) above with respect to the Company, then the Commitments shall immediately and automatically terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, regardless of whether the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, then either or both of the following actions may be taken:

(i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, regardless of whether the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

     8.3  Cash Collateral Account.  With respect to all Letters of Credit with
          -----------------------
respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account to be opened by the Agent (the "Cash Collateral Account") an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Company hereby grants to the Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in the Cash Collateral Account and all amounts from time to time on deposit therein to secure all obligations of the Company in respect of such Letters of Credit under this Agreement and the other Loan Documents. The Company shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants. Such further documents and instruments as the Agent may request to evidence the creation and perfection of such security interest in the Cash Collateral Account. Amounts held in the Cash Collateral Account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the Notes shall have been paid in full, the balance, if any, in the Cash Collateral Account shall be returned to the Company.

     8.4  Presentment, Demand and Protest Waived.  Except as expressly provided
          --------------------------------------
in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     Section 9.  THE AGENT.

     9.1  Appointment.  Each Bank hereby irrevocably designates and appoints
          -----------
Society National Bank as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Society National Bank, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

     9.2  Delegation of Duties.  The Agent may execute any of its duties under
          --------------------
this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     9.3  Exculpatory Provisions.  Neither the Agent nor any of its officers,
          ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

     9.4  Reliance by Agent.  The Agent shall be entitled to rely, and shall be
          -----------------
fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

     9.5  Notice of Default.  The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     9.6  Non-Reliance on Agent and Other Banks.  Each Bank expressly
          -------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself, and keep itself informed, as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     9.7  Indemnification.  The Banks agree to indemnify the Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be
                                            --------
liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

     9.8  Agent in Its Individual Capacity.  The Agent and its Affiliates may
          --------------------------------
make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any
Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     9.9  Successor Agent.  The Agent may resign as Agent upon 10 days' notice
          ---------------
to the Banks. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint a Successor Agent, whereupon such Successor Agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such Successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     9.10 No Duties except as Expressly Set Out Herein.  Notwithstanding any
          --------------------------------------------
provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     Section 10.  MISCELLANEOUS.

     10.1 Amendments and Waivers.  Neither this Agreement, any Note, any other
          ----------------------
Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Agent and the Required Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents or release any of the Collateral, in each case without the written consent of the Agent and all the Banks, or (c) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     10.2 Notices.  All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the

Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Company:           Dairy Mart Convenience Stores, Inc.
                            One Vision Drive
                            Enfield, Connecticut 06082
                            Attention:  Gregory G.  Landry
     Telecopy:              (203) 741-4467

     The Agent:             Society National Bank
                            127 Public Square
                            Cleveland, Ohio 44114
                            Marvin S. Kodish
                            Vice President

                            Telecopy:  (216) 689-8468

provided that any notice, request or demand to or upon the Agent or the Banks pursuant to subsections 2.4, 2.7, 2.11 and 2.12 shall not be effective until received.

     10.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 Survival of Representations and Warranties.  All repre-sentations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

     10.5 Payment of Expenses and Taxes.  The Company agrees, within 15 days
          -----------------------------
after demand, (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify and hold each Bank harmless from any and all fees, costs and expenses incurred by any such Bank after the occurrence and throughout the continuance of an Event of Default in connection with any inspection or examination pursuant to subsection 6.6, and (e) to pay, indemnify, and hold each Bank and the Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"); provided, that the
                                                             --------
Company shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Bank (or any of their respective directors, officers, employees or agents), (ii) legal proceedings commenced against the Agent or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commence, against the Agent or any such Bank by any other Bank or by any Transferee. The agreement: in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

     10.6 Successors and Assigns; Participations; Purchasing Banks.   (a)  This
          --------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

     (b) Without the consent of the Company, any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (other than any entity which, to the knowledge of such Bank, is a competitor of the Company or an Affiliate of such a competitor ("Participants")) participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this

Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided that such Participant shall only be entitled to such right
             --------
of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in subsection 10.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.13, 2.14, 2.15 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

     (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof and, with the consent of the Company and each other Bank if a Purchasing Bank (as hereinafter defined) is not then a Bank party to this Agreement (which shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of the appropriate Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, the Company shall execute and deliver to the Agent in exchange for the Working Capital Loan Note a new Working Capital Loan Note to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the transferor Bank has retained a Commitment hereunder, new Notes to the order of the transferor Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated May 12, 1995, and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Agent to the Company marked "cancelled".

     (d) The Agent shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) together with, if such Purchasing Bank is not then a Bank hereunder, payment by the transferor Bank and/or the Purchasing Bank of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Acceptance (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

     (f) The Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company and its affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

     (g) If, pursuant to this subsection 10.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) either (A) United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Company) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

     (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

     10.7 Adjustments; Set-off.  (a)  Subject to the provisions of subsection
          --------------------
2.11, if any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 8.1(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of Loans or Reimbursement Obligations owing to it, or interest thereon, then such benefitted Bank shall purchase for cash from the other Bank such portion of such other Bank's Loans or the Reimbursement Obligations owing to it, or shall provide such other Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the other Banks; provided, however, that if all or
                                               --------  -------
any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan or the Reimbursement Obligations owing to it may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Company. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided that
                                                                --------
the failure to give such notice shall not affect the validity of such set-off and application.

     10.8  Counterparts.  This Agreement may be executed by one or more of the
           ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

     10.9  Severability.  Any provision of this Agreement which is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.10 Integration.  This Agreement represents the agreement of the
           -----------
Company, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     10.11 Governing Law.  This Agreement and the Notes and the rights and
           -------------
obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the laws of the state of Ohio.

     10.12  Submission To Jurisdiction; Waivers.  The Company hereby irrevocably
            -----------------------------------
and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Ohio, the courts of the United States of America for the Northern District of Ohio, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     10.13  Acknowledgements.  The Company hereby acknowledges that:
            ----------------

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

            (b) neither the Agent nor any Bank has any fiduciary relationship to the Company, and the relationship between Agent and Banks, on one hand, and Company, on the other hand, is solely that of debtor and creditor; and

            (c) no joint venture exists among the Banks or among the Company and the Banks.

     10.14 Warrant of Attorney.  The Company authorizes any attorney at law at
           -------------------
any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this note and the nonpayment thereof when due, to confess judgment against the Company in favor of the holder of this note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Company. The Company agrees that the Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney. The Company further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Agent or the Banks.

     10.15. Construction of Ambiguities.  The Company has requested, on behalf
            ---------------------------
of itself and the Designated Subsidiaries, that Agent and the other Banks complete, approve and execute this Agreement as quickly as possible and in the shortest feasible time. Agent and Banks have agreed to this request and, accordingly, have exerted every effort to close on this Agreement in the shortest possible time, foregoing the careful and extensive (and therefore time-consuming) review of the documentation that is their normal practice in order to accommodate the needs of the Company and the Designated Subsidiaries. Further, this Agreement and the related Loan Documents have been the subject of extensive negotiations and numerous revisions at the request of all parties. Accordingly, the parties agree that any ambiguity in any of the Loan Documents shall be construed in favor of the Agent and the Banks. Further, the Company agrees that the Agent, notwithstanding that such document has already been executed by all the parties, may correct any obvious error and complete any blank in any Loan Document, and the Agent shall not be liable to the Company or any Designated Subsidiary for any such action unless in taking such action the Agent acts in bad faith or gross negligence or with a wilful disregard for the interests of the Company or such Designated Subsidiary.

     10.16 JURY TRIAL WAIVER.  TO THE EXTENT PERMITTED BY LAW, THE COMPANY, THE
           -----------------
AGENT AND EACH OF THE BANKS EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE COMPANY, THE AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT

OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY (I) THE ABILITY OF THE AGENT OR ANY BANK TO PURSUE REMEDIES PURSUANT TO ANY WARRANT OF ATTORNEY, CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS OR ANY OTHER AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE COMPANY, THE AGENT AND THE BANKS, OR ANY THEREOF, OR (II) ANY OTHER WAIVERS OF JURY TRIAL.



                           [SIGNATURE PAGES FOLLOW]

--------------------------------------------------------------------------------
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."

--------------------------------------------------------------------------------

                                             DAIRY MART CONVENIENCE STORES, INC.


                                             By:/s/ Gregory Wozniak
                                                --------------------------------
                                                 Gregory Wozniak, Vice President
                                                 and Corporate Counsel

                                             SOCIETY NATIONAL BANK,
                                              Individually and as Agent


                                             By:/s/ Marvin S. Kodish
                                                --------------------------------
                                                 Marvin S. Kodish
                                                 Vice President

                                             FLEET BANK, NATIONAL ASSOCIATION


                                             By:/s/ William Theriault
                                                --------------------------------
                                                 William Theriault
                                                 Vice President

                                   EXHIBIT M
                           WORKING CAPITAL LOAN NOTE

$__________________                                              Cleveland, Ohio
                                                                    May 12, 1995

     FOR VALUE RECEIVED, the undersigned DAIRY MART CONVENIENCE STORES, INC. (the "Company") promises to pay on May 31, 1996, to the order of ______________________ (the "Bank") at the Main Office of Society National Bank, the Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

________________________________________________________________________DOLLARS

or the aggregate unpaid principal amount of all Loans made by Bank to the undersigned pursuant to the Credit Agreement, as hereinafter defined, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the credit agreement dated as of February 25, 1994, as the same may from time to time be amended, among the Company, the Banks named therein and Society National Bank, as Successor Agent to Fleet Bank, National Association. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

     The undersigned also promises to pay interest on the unpaid principal amount of each Loan from time to time outstanding, from the date of such Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Such interest shall be payable on the last day of each March, June, September and December of each year; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

     The Bank is authorized to record the date and amount of each Loan made by the Bank pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal hereof on the reverse side hereof, or reflect such information on the records of the Bank by such other methods as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the undersigned's obligations under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be three per cent (3%) in excess of the Prime Rate from time to time in effect. All payments of principal of and interest on this Note shall be made in immediately available funds. In an Event of Default in the payment of interest or balance of principal, when the same becomes due, the Bank may collect and the undersigned agrees to pay a late charge of an amount equal to the greater of (a) ten per cent (10%) of the amount of such late payment, or (b) Twenty Five Dollars ($25).

     This Note is one of the Working Capital Loan Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that the Agent or the Banks' attorney may confess judgment pursuant to the foregoing warrant of attorney.
The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Agent or the Banks.

                                        DAIRY MART CONVENIENCE STORES, INC.

                                        By:_________________________________
                                            Gregory Wozniak
                                            Vice President and Corporate Counsel

================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
 TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."
================================================================================

                                   SCHEDULE 1

                                              Working
Bank                                          Capital
                          L/C  Commitment     Commitment        Commitment
                          %     $ Amount      %     $ Amount    $ Amount
---------------------------------------------------------------------------
Society National Bank    55       8,300,000  100%   5,000,000   13,300,000
127 Public Square
Cleveland, OH  44114
      Attention:  Marvin S. Kodish
      ----------
      Telecopy No.:  216/689-8468
      -------------

Fleet Bank, National     45       6,700,000    0            0    6,700,000
  Association
40 Westminster Street
P.O.  Box 366,
Mail Stop RI-OP-TO-5A
Providence, RI  02903-0366
     Attention:   William Theriault
     ----------
     Telecopy No.  401/459-4964
     ------------

TOTALS:                 100      15,000,000  100    5,000,000   20,000,000
                        ===      ==========  ===    =========   ==========


* The amount of the Working Capital Loan Commitment portion of the Commitment has been temporarily reduced to $5,000,000 and shall be increased to $30,000,000 upon the occurrence of all of the following conditions described in (i) or the condition described in (ii) and provided that the L/C Commitment shall then become, by further amendment of the Credit Agreement, a sublimit of the overall credit facility of $30,000,000: (i) (a) The Company shall have recorded a Consolidated Net Income (excluding any income from sale of capital assets and nonrecurring gains) of not less than $19,500,000 on a rolling four quarter basis at the end of any fiscal quarter, as confirmed (in the discretion of the Agent) by an audit report of the Company's independent public accountant; (b) the payment of fees satisfactory to the Agent; and (c) no Default shall exist; or
(ii) the Agent and the Bank otherwise agree to increase the Working Capital Loan Commitment.

                       EXHIBITS
                       --------

Exhibit A           Assignment and Acceptance

Exhibit B           Company Pledge Agreement

Exhibit C           Company Security Agreement

Exhibit D           DM Associates Note

Exhibit E           Amended and Restated Subsidiary Guarantee

Exhibit F           Subsidiary Pledge Agreement

Exhibit G           Subsidiary Security Agreement

Exhibit H           Consent, Acknowledgement and Reaffirmation Agreement

Exhibit I           Closing Certificate

Exhibit J           Legal Opinions - The legal opinions of Schatz & Schatz,
                    Ribicoff & Kotkin, counsel to the Company and its Subsidiaries, and Gregory Wozniak, General Counsel to the
                    Company and its Subsidiaries

Exhibit K           Warrant

Exhibit L           Settlement Agreements

Exhibit M           Working Capital Loan Note